Exhibit 99.B(b)

AMENDED AND RESTATED BY-LAWS

OF

SEI INSTITUTIONAL INVESTMENTS TRUST

Section 1.                                            Agreement and Declaration of Trust and Principal Office

1.1                                 Agreement and Declaration of Trust. These Amended and Restated By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the “Declaration of Trust”), of SEI INSTITUTIONAL INVESTMENTS TRUST, the Massachusetts business trust established by the Declaration of Trust (the “Trust”).

1.2                                 Principal Office of the Trust. The principal office of the Trust shall be located in Boston, Massachusetts.

Section 2.                                            Shareholders

2.1                                 Meetings. A meeting of the shareholders of the Trust or by any one or more series of shares may be called at any time by the Trustees, by the president or, if the Trustees and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, if shareholders of all series are required under Declaration of Trust to vote the aggregate and not by individual series at such meeting, or of any series, if shareholders of such series are entitled under the Declaration of Trust to vote by individual series at such meeting, then such shareholders may call such meeting. If the meeting is a meeting of the shareholders of one or more series of shares, but not a meeting of all shareholders of the Trust, then only the shareholders of such one or more series shall be entitled to notice of and to vote at the meeting. Each call of a meeting shall state the place, date, hour and purpose of the meeting.

2.2                                 Special Meetings. A special meeting of the shareholders may be called at any time by the Trustees, by the president or, if the Trustees and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 25% of all shares issued and outstanding and entitled to vote at the meeting, then such shareholders may call such meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

2.3                                 Place of Meetings. All meetings of the shareholders shall be held at such place within or without the United States as shall be designated by the Trustees or the president of the Trust.

2.4                                 Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

2.5                                 Quorum and Required Vote.  A majority of the shares entitled to vote shall be a quorum for the transaction of business at a meeting of shareholders, except that where any provision of law or of the Declaration of Trust or these By-Laws permits or requires that holders of any series or class shall vote as a series or class, then a majority of the aggregate number of shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class.  Any lesser number, however, shall be sufficient for adjournments.  Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice.

Except when a larger vote is required by any provision of law or of the Declaration of Trust or these By-Laws, a majority of the shares voted on any matter shall decide such matter and a plurality shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these By-Laws permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.

2.6                                 Ballots. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

2.7                                 Proxies. Shareholders entitled to vote may vote either in person or by proxy dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. Proxies may be authorized by written, telephonic or electronic means. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.

2.8                                 Action by Written Consent.  Any action taken by shareholders may be taken without a meeting if a majority of shareholders entitled to vote on the matter (or such larger vote as shall be required by any provision of law or of the Declaration of Trust or these By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of shareholders.  Such consent shall be treated for all purposes as a vote taken at a duly constituted meeting of shareholders.

Section 3.                                            Trustees

3.1                                 Committees And Advisory Board. The Trustees may appoint from their number an executive committee and other committees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until his successor is elected and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

3.2                                 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

3.3                                 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meetings, when called by the Chairman of the Board, the president or the treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the officer or one of the Trustees calling the meeting.

3.4                                 Notice. It shall be sufficient notice to a Trustee to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Except as otherwise required by law, neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

3.5                                 Quorum. At any meeting of the Trustees one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

3.6                                 Effect of Appointment, Designation or Identification of Trustees.  The appointment, designation or identification (including in any proxy or registration statement or other document) of a Trustee as chair of the Board of Trustees, a member or chair of a committee of the Board of Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee or as having experience, attributes or skills in any area, or any other appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special attributes, skills, experience or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses.

Section 4.                                            Officers and Agents

4.1                                 Enumeration; Qualification. The officers of the Trust shall be a president, a treasurer, a secretary and such other officers, if any, as the Trustees from time to time may in their discretion elect or appoint. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

4.2                                 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

4.3                                 Election. The president, the treasurer and the secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at any time.

4.4                                 Tenure. The president, the treasurer and the secretary shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each agent shall retain his or her authority at the pleasure of the Trustees.

4.5                                 President and Vice Presidents. The president shall be the chief executive officer of the Trust. The president shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust. Any vice president shall have such duties and powers as shall be designated from time to time by the Trustees.

4.6                                 Chairman of the Board. If a Chairman of the Board of Trustees is elected, he shall have the duties and powers specified in these By-Laws and, except as the Trustees shall otherwise determine, preside at all meetings of the shareholders and of the Trustees at which he or she is present and have such other duties and powers as may be determined by the Trustees.

4.7                                 Treasurer and Controller. The treasurer shall be the chief financial officer of the Trust and subject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such other duties and powers as may be designated from time to time by the Trustees or by the president. If at any time there shall be no controller, the treasurer shall also be the chief accounting officer of the Trust and shall have the duties and powers prescribed herein for the controller. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

The controller, if any be elected, shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records. The controller shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the president.

4.8                                 Secretary and Assistant Secretaries. The secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefore, which books shall be kept at the principal office of the Trust or such other place(s) designated by the Trustees. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the aforesaid books.

Section 5.                                            Resignation and Removals

Any Trustee, officer or advisory board member may resign at any time by delivering his or her resignation in writing to the Chairman of the Board, the president, the treasurer or the secretary or to a meeting of the Trustees. The Trustees may remove any officer elected by them with or without cause by a vote of a majority of the Trustees then in office. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

Section 6.                                            Vacancies

A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified.

Section 7.                                            Shares

7.1                                 Share Certificates. No certificates certifying the ownership of shares shall be issued except as the Trustees may otherwise authorize. In the event that the Trustees authorize the issuance of share certificates, subject to the provisions of Section 7.3, each shareholder shall be entitled to a certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

In lieu of issuing certificates for shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefore or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

7.2                                 Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

7.3                                 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

Section 8.                                            Record Date

The Trustees may fix in advance a time, which shall not be more than 90 days before the date on which any meeting of shareholders is first convened or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date.

Section 9.                                            Seal

The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word “Massachusetts”, together with the name of the Trust and the year of its organization, cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

Section 10.                                      Execution of Papers

Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and any transfers of securities standing in the name of the Trust shall be executed, by the president or by one of the vice presidents or by the treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

Section 11.                                      Fiscal Year

The fiscal year of the Trust shall end on such date in each year as the Trustees shall from time to time determine.

Section 12.                                      Provisions Relating to the Conduct of the Trust’s Business

12.1                           Dealings with Affiliates. No officer, Trustee or agent of the Trust and no officer, director or agent of any investment advisor shall deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association or corporation in which he has a material financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust from buying, holding or selling shares in the Trust, or from being partners, officers or directors of or financially interested in any investment advisor to the Trust or in any corporation, firm or association which may at any time have a distributor’s or principal underwriter’s contract with the Trust; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”) or any Rule or Regulation thereunder and if such transaction does not involve any commission or profit to any security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustees of the Trust or an officer or director of the investment advisor, manager or principal underwriter of the Trust; (c) employment of legal counsel, registrar, transfer agent, shareholder services, dividend disbursing agent or custodian who is, or has a partner, stockholder, officer or director who is, an officer or Trustee of the Trust; or (d) sharing statistical, research and management expenses, including office hire and services, with any other company in which an officer or Trustee of the Trust is an officer or director or financially interested.

12.2                           Dealing in Securities of the Trust. The Trust, the investment advisor, any corporation, firm or association which may at any time have an exclusive distributor’s or principal underwriter’s contract with the Trust (the “distributor”) and the officers and Trustees of the Trust and officers and directors of every investment advisor and distributor, shall not take long or short positions in the securities of the Trust, except that:

a)                                      the distributor may place orders with the Trust for its shares equivalent to orders received by the distributor;

(b)                                 shares of the Trust may be purchased at not less than net asset value for investment by the investment advisor and by officers and directors of the distributor, investment advisor, or the Trust and by any trust, pension, profit-sharing or other benefit plan for such persons, no such purchase to be in contravention of any applicable state or federal requirement.

12.3                           Limitation on Certain Loans. The Trust shall not make loans to any officer, Trustee or employee of the Trust or any investment advisor or distributor or their respective officers, directors or partners or employees.

12.4                           Custodian. All securities and cash owned by the Trust shall be maintained in the custody of one or more banks or trust companies that meet the requirements of the 1940 Act, including all applicable Rules or Regulations adopted thereunder.

The Trust shall upon the resignation or inability to serve of its custodian or upon change of the custodian:

(a)                                  in the case of such resignation or inability to serve use its best efforts to obtain a successor custodian;

(b)                                 require that the cash and securities owned by this corporation be delivered directly to the successor custodian; and

(c)                                  in the event that no successor custodian can be found, submit to the shareholders, before permitting delivery of the cash and securities owned by this Trust otherwise than to a successor custodian, the question whether or not this Trust shall be liquidated or shall function without a custodian.

12.5                           Reports to Shareholders; Distributions from Realized Gains. The Trust shall send to each shareholder of record at least annually a statement of the condition of the Trust and of the results of its operation, containing all information required by applicable laws or regulations.

Section 13.                                      Amendments

These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such majority.

As amended and restated on September 13, 2011